FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND SIX MONTHS ENDED JUNE 30, 2016

Highlights and Significant Items

•
On August 1, 2016, RSO entered into an agreement to sell Northport TRS, LLC ("Northport"), its self-originated middle market loan business, for $247.0 million. The sale is expected to close on or before August 5, 2016 with net proceeds of approximately $102.0 million. RSO is retaining Northport's portfolio of broadly syndicated loans and one self-originated loan. RSO expects that the transaction will result in an after tax GAAP loss of $8.2 million, or $0.27 per common share-diluted and a reduction of Adjusted Funds from Operations (“AFFO”) of $8.2 million, or $0.27 per common share-diluted.

•
After giving effect to the Northport transaction discussed above, AFFO was $0.48 and $0.95 per share-diluted (see Schedule I), and GAAP net income (loss) allocable to common shares were $(0.05) and $0.26 per share-diluted.

•	Since the inception of RSO's common stock repurchase program and through June 30, 2016, RSO has repurchased approximately 8.0% of its outstanding common shares.

•
In addition, RSO repurchased 196,000 shares of its Series B Preferred stock, which had an accretive impact to our common shareholders of $1.5 million, or $0.05 per share-diluted, during the six months ended June 30, 2016.

•	RSO declared and paid a common stock cash dividend of $0.42 in the second quarter and $0.84 per share for the first six months of 2016.

•
As previously announced, on May 22, 2016, Resource America, Inc., the parent company of RSO’s external manager, agreed to be acquired by C-III Capital Partners LLC, a leading commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing, loan origination, fund management, CDO management, principal investment, investment sales and multifamily property management.

New York, N.Y., August 1, 2016 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate ("CRE") assets, commercial mortgage-backed securities (“CMBS”), middle market loans, commercial finance assets and other investments, reported results for the three and six months ended June 30, 2016. All per share amounts stated in this release take into account the one-for-four reverse stock split effective on August 31, 2015 as though it were in full effect for all periods presented for comparison purposes.

Second Quarter 2016 Results

•
RSO reported AFFO for the three and six months ended June 30, 2016 of $14.5 million, or $0.48 per share-diluted and $29.2 million, or $0.95 per share-diluted as compared to $20.1 million, or $0.61 per share-diluted and $41.3 million, or $1.26 per share-diluted for the three and six months ended June 30, 2015. A reconciliation of net income (loss) in accordance with accounting principles generally accepted in the United States ("GAAP") to AFFO is set forth in Schedule I of this release.

•
GAAP net income (loss) allocable to common shares for the three and six months ended June 30, 2016 was $(1.5) million, or $(0.05) per share-diluted and $8.1 million, or $0.26 per share-diluted as compared to net losses of $(31.0)

million, or $(0.94) per share-diluted and $(21.6) million, or $(0.66) per share-diluted for the three and six months ended June 30, 2015.

Additional highlights:
Commercial Real Estate

•	Substantially all of the $1.4 billion CRE loan portfolio is comprised of senior whole loans as of June 30, 2016.

•	Of this portfolio, 98% of the loans are floating rate senior whole loans and have London Interbank Offered Rate ("LIBOR") floors with a weighted average floor of 0.28% as of June 30, 2016.

•
Interest income on whole loans increased by $2.2 million and $5.5 million or 12.3% and 16.1%, to $20.2 million and $39.6 million during the three and six months ended June 30, 2016, respectively, as compared to $18.0 million and $34.1 million during the three and six months ended June 30, 2015. For comparison purposes, this excludes income in the 2015 period from our legacy CRE CDOs deconsolidated in the first quarter of 2016.

•	RSO closed and funded $414.7 million of new whole loans in the 12 months ended June 30, 2016, with a weighted average yield of 5.37%, including amortization of origination fees.
The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, six and 12 months ended June 30, 2016 (in millions, except percentages):

	Three Months Ended	Six Months Ended	12 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	June 30, 2016	June 30, 2016	June 30, 2016
New whole loans funded and originated	$7.2	$46.1	$414.7	5.25%	—%
Unfunded loan commitments	3.3	13.5	47.8
New loans originated	10.5	59.6	462.5
Payoffs (3)	(107.2)	(131.6)	(408.7)
Previous commitments funded	21.7	39.0	61.0
Principal pay downs	—	—	(0.4)
Unfunded loan commitments	(3.3)	(13.5)	(47.8)
Loans, net funded	$(78.3)	$(46.5)	$66.6

(1)
Represents the weighted-average rate above the one-month LIBOR on loans whose interest rate is based on LIBOR as of June 30, 2016. $46.1 million of loans originated during the six months ended June 30, 2016 have LIBOR floors, with a weighted average floor of 0.25%.

(2)	Reflects rates on new whole loans funded and originated during the six months ended June 30, 2016.

(3)	CRE loan payoffs and extensions resulted in $426,000 and $632,000 of exit and extension fees earned during the three and six months ended June 30, 2016, respectively.
Legacy Commercial Real Estate CDO Liquidation
On April 25, 2016, RSO called and liquidated its investment in RREF CDO 2006-1. RREF CDO 2006-1 was RSO's first CRE CDO which closed on August 10, 2006 and was comprised of $345.0 million of assets at closing. RSO received the remaining collateral of $49.0 million, at par, recognizing a gain of approximately $846,000, in exchange for its remaining interest after paying off the CDO debt. As it relates to AFFO, RSO had deferred $21.4 million of gains on extinguishment of debt related to notes of its RREF CDO 2006-1 securitization that were repurchased at significant discounts and subsequently canceled. Approximately $6.3 million of that $21.4 million of gains on extinguishment of debt was realized in cash upon the refinancing of certain assets received in the liquidation of RREF CDO 2006-1. The remaining cash gains are expected to be recognized over subsequent periods in AFFO as RSO receives cash above its cost basis in the repurchased debt.
Commercial Finance & Middle Market Loans

•
On August 1, 2016, RSO entered into a purchase agreement to sell Northport TRS, LLC for $247.0 million. The transaction includes substantially all of the direct origination middle market loans and one syndicated loan with a collective par balance of $257.0 million and the assumption of the Credit Facility, for net proceeds of approximately $102.0 million. RSO will retain the remaining broadly syndicated middle market loans and one direct origination middle market loan totaling $68.0 million, at carrying value. During the second quarter, RSO recorded $9.0 million provision for loan losses on the loans sold to adjust the portfolio to fair value included in the purchase price and accelerated the amortization of the remaining deferred debt issuance costs of $2.6 million pertaining to the Credit Facility. The ownership of Northport TRS, LLC is held approximately 70.0% in a taxable subsidiary and 30.0% in a non-taxable subsidiary. The impact of the added provisions and write-off of the remaining debt issuance costs, net of tax, is $8.2 million. It is anticipated the transaction will close on or before August 5, 2016.

•	RSO earned $912,000 of net fees through its subsidiary, Resource Capital Asset Management, during the six months ended June 30, 2016.
The following table summarizes RSO's middle market loan activities and fundings of previous commitments, at par, for the six months and 12 months ended June 30, 2016 (in millions, except percentages):

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016	12 Months Ended June 30, 2016	Weighted Average Spread (1)	Weighted Average All-in Rate (2)	Weighted Average Yield

New loans funded and originated	$21.8	$71.9	$154.5	9.43%	10.43%	9.93%
Unfunded loan commitments	2.7	7.5	10.9
New loans originated	24.5	79.4	165.4
Payoffs and sales (3)	(9.5)	(114.6)	(149.3)
Previous commitments funded	0.1	4.4	12.4
Principal pay downs	(2.0)	(5.3)	(12.3)
Unfunded loan commitments	(2.7)	(7.5)	(10.9)
Loans, net funded	$10.4	$(43.6)	$5.3

(1)
Represents the weighted-average rate above the one-month and three-month LIBOR on loans whose interest rate is based on LIBOR as of June 30, 2016, excluding fees. Of these loans, $21.8 million have LIBOR floors with a weighted average floor of 1.00%.

(2)	Reflects rates on RSO's portfolio balance as of June 30, 2016, excluding fees.

(3)	Middle market loan payoffs resulted in $2.6 million of prepayment fees earned during the six months ended June 30, 2016.
Liquidity
At June 30, 2016, RSO's liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $65.2 million and restricted cash of $30,000 in margin call accounts;

•	capital available for reinvestment in two of RSO's CRE securitizations of $6.3 million; and

•
loan principal repayments of $178,000 that will pay down outstanding CLO note balances, as well as interest collections of $113,000. In addition, RSO had $197,000 in restricted deposits related to certain of its investments.

In addition, as described under Commercial Finance & Middle Market Loans, the sale of Northport TRS, LLC is expected to yield net proceeds of approximately $102.0 million, which will be considered unrestricted cash.
RSO also has $240.7 million and $126.7 million, respectively, available through two term financing facilities to finance the origination of CRE loans and $77.4 million available through a term financing facility to finance the purchase of CMBS.
Equity Allocation
As of June 30, 2016, RSO had allocated its invested equity capital among its targeted asset classes as follows: 72% in total real estate assets, 27% in commercial finance and middle market assets and 1% in other investments.
Book Value
As of June 30, 2016, RSO’s book value per common share was $16.63, a decrease from $17.63 per common share at December 31, 2015.  The decrease in book value is primarily attributable to the adoption of new consolidation accounting guidance effective January 1, 2016 combined with distributions paid in excess of earnings during the six months ended June 30, 2016. Upon adoption, RSO deconsolidated five variable interest entities resulting in a reduction to the beginning balance of retained earnings of $16.9 million, or $0.55 per common share. RSO has provided a schedule on economic book value which adjusts for certain investments which RSO intends to hold to maturity and has recorded unrealized losses on the investments, in excess of RSO's value at risk (See Schedule IV). Total stockholders’ equity at June 30, 2016, which measures equity before the consideration of non-controlling interests, was $777.6 million, of which $270.1 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2015 was $818.9 million of which $274.7 million was attributable to preferred stock.

Capital Transactions

Since the inception of the share repurchase program in August 2015 through June 30, 2016, RSO has repurchased $33.9 million of its common stock (approximately 2.7 million shares), which represented approximately 8.0% of its outstanding common shares, at a weighted average price of $12.58 per share.
RSO repurchased 196,000 shares of its Series Preferred B stock, which had an accretive impact to our common shareholders of $1.5 million, or $0.05 per share-diluted, during the six months ended June 30, 2016.
Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of June 30, 2016, classified by asset type:

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
As of June 30, 2016
Loans Held for Investment:
CRE Whole loans(1)	$1,421,190	$1,419,765	63.55%	5.50%
Middle market loans	54,485	54,485	2.44%	8.63%
Residential mortgage loans(4)	2,641	2,630	0.12%	4.16%
	1,478,316	1,476,880	66.11%
Loans held for sale (2):
Middle market loans	259,179	259,179	11.60%	10.13%
Residential mortgage loans	161,129	161,129	7.21%	3.75%
	420,308	420,308	18.81%
Investments in Available-for-Sale Securities:
CMBS-private placement	89,621	88,158	3.95%	5.15%
RMBS	1,919	2,017	0.09%	4.51%
ABS	162,759	165,105	7.39%	N/A(3)
	254,299	255,280	11.43%
Investment Securities-Trading:
Structured notes	5,907	3,982	0.18%	N/A(3)
RMBS	1,896	—	—%	N/A(3)
	7,803	3,982	0.18%
Other (non-interest bearing):
Investment in unconsolidated entities	76,801	76,801	3.44%	N/A(3)
Direct Financing Leases(5)	1,130	665	0.03%	5.66%
	77,931	77,466	3.47%
Total Investment Portfolio	$2,238,657	$2,233,916	100.00%

(1)	Net carrying amount includes allowance for loan losses of $1.4 million at June 30, 2016.

(2)	Loans held for sale are carried at the lower of cost or market.

(3)	There is no stated rate associated with these securities.

(4)	Net carrying amount includes allowance for loan losses of $11,000 at June 30, 2016.

(5)	Net carrying amount includes allowance for lease losses of $465,000 at June 30, 2016.

Supplemental Information
The following schedules of reconciliations and supplemental information as of June 30, 2016 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Summary of General and Administrative Expenses.

•	Schedule III - Summary of Securitization Performance Statistics.

•	Schedule IV - Reconciliation of GAAP Stockholders' Equity to Economic Book Value.

•	Supplemental Information regarding loan investment statistics, CRE loans and middle market loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other commercial finance and residential mortgage investments and holds middle market loans.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	changes in general business and economic conditions that in the past have impaired and may in the future impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures are discussed in this release. RSO's presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP can be accessed through our filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, reconciliation of GAAP net income (loss) to FFO and AFFO, summary of securitization performance statistics and supplemental information regarding RSO's CRE loan and middle market loan portfolios and a reconciliation of GAAP stockholders' equity to economic book value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$65,167	$78,756
Restricted cash	6,823	40,635
Investment securities, trading	3,982	25,550
Investment securities available-for-sale, pledged as collateral, at fair value	88,122	162,306
Investment securities available-for-sale, at fair value	167,158	45,782
Loans held for sale ($161.1 million and $94.5 million at fair value)	420,308	95,946
Loans, pledged as collateral and net of allowances of $1.4 million and $47.1 million	1,476,880	2,160,751
Investments in unconsolidated entities	76,801	50,030
Derivatives, at fair value	6,133	3,446
Interest receivable	8,868	14,009
Deferred tax asset, net	16,916	12,646
Principal paydown receivable	8,100	17,941
Direct financing leases, net of allowances of $0.5 million	665	931
Intangible assets	26,726	26,228
Prepaid expenses	5,058	3,180
Other assets	12,137	22,295
Total assets	$2,389,844	$2,760,432
LIABILITIES (2)
Borrowings	$1,575,219	$1,895,288
Distribution payable	17,060	17,351
Accrued interest expense	5,282	5,604
Derivatives, at fair value	3,084	3,941
Accrued tax liability	139	549
Accounts payable and other liabilities	12,629	10,939
Total liabilities	1,613,413	1,933,672
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share 1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,544,579 and 5,740,479 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,163,780 and 31,562,724 shares issued and outstanding (including 655,775 and 691,369 unvested restricted shares)	31	32
Additional paid-in capital	1,218,340	1,228,346
Accumulated other comprehensive income (loss)	700	(2,923)
Distributions in excess of earnings	(441,522)	(406,603)
Total stockholders’ equity	777,561	818,864
Non-controlling interests	(1,130)	7,896
Total equity	776,431	826,760
TOTAL LIABILITIES AND EQUITY	$2,389,844	$2,760,432

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets above:
Cash and cash equivalents	$—	$95
Restricted cash	6,595	39,061
Investment securities available-for-sale, pledged as collateral, at fair value	—	66,137
Loans held for sale	—	1,475
Loans, pledged as collateral and net of allowances of $1.0 million and $42.8 million	942,182	1,416,441
Interest receivable	3,767	6,592
Prepaid expenses	42	238
Principal paydown receivable	8,100	17,800
Other assets	41	833
Total assets of consolidated VIEs	$960,727	$1,548,672

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$634,553	$1,032,581
Accrued interest expense	549	923
Derivatives, at fair value	—	3,346
Accounts payable and other liabilities	157	(117)
Total liabilities of consolidated VIEs	$635,259	$1,036,733

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES
Interest income:
Loans	$31,365	$29,759	$65,477	$62,422
Securities	4,291	5,500	9,089	9,552
Leases	39	163	(15)	258
Interest income - other	2,307	1,119	3,548	1,951
Total interest income	38,002	36,541	78,099	74,183
Interest expense	18,636	15,803	34,407	30,705
Net interest income	19,366	20,738	43,692	43,478
Dividend income	18	17	35	33
Fee income	103	2,816	(598)	3,986
Total revenues	19,487	23,571	43,129	47,497
OPERATING EXPENSES
Management fees - related party	3,099	3,500	7,136	7,060
Equity compensation - related party	1,415	791	2,678	1,786
Rental operating expense	—	—	—	6
Lease operating	1	24	4	47
General and administrative	11,153	9,994	21,223	19,605
Depreciation and amortization	504	621	1,145	1,186
Impairment losses	—	—	—	59
Provision (recovery) for loan and lease losses	12,099	38,810	12,136	42,800
Total operating expenses	28,271	53,740	44,322	72,549

	(8,784)	(30,169)	(1,193)	(25,052)
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated subsidiaries	2,696	662	4,918	1,368
Net realized and unrealized gain (loss) on sales of investment securities available-for-sale and loans and derivatives	6,946	9,580	11,774	22,187
Net realized and unrealized gain (loss) on investment securities, trading	183	279	328	2,353
Unrealized gain (loss) and net interest income on linked transactions, net	—	—	—	235
(Loss) on reissuance/gain on extinguishment of debt	—	(171)	—	(1,071)
(Loss) gain on sale of real estate	—	22	(3)	—
Total other income (expense)	9,825	10,372	17,017	25,072

INCOME (LOSS) BEFORE TAXES	1,041	(19,797)	15,824	20
Income tax (expense) benefit	3,488	(2,918)	2,725	(4,765)
NET INCOME (LOSS)	4,529	(22,715)	18,549	(4,745)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net (income) loss allocated to preferred shares	(6,014)	(6,116)	(12,062)	(12,207)
Carrying value in excess of consideration paid for preferred shares	(111)	—	1,500	—
Net (income) loss allocable to non-controlling interest, net of taxes	60	(2,180)	150	(4,657)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$(1,536)	$(31,011)	$8,137	$(21,609)
NET INCOME (LOSS) PER COMMON SHARE – BASIC	$(0.05)	$(0.94)	$0.27	$(0.66)
NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$(0.05)	$(0.94)	$0.26	$(0.66)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,410,451	32,852,316	30,505,428	32,833,426
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	30,410,451	32,852,316	30,724,272	32,833,426

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO FFO and AFFO
(in thousands, except per share data)
(unaudited)
Funds from Operations
RSO evaluates our performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance. RSO calculates AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that we deem to be non-recurring in nature. We deem transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if we do not expect a similar transaction to occur in the next two years. We adjust for these non-cash and nonrecurring items to analyze our ability to produce cash flow from on-going operations, which we use to pay dividends to our shareholders. Non-cash adjustments to FFO include the following: impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share based compensation expense; amortization of various deferred items and intangible assets; gains on sales of property that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to our real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which we made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, we calculate AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of our operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. Management uses FFO and AFFO as measures of its operating performance, and believes they are also useful to investors because they facilitate an understanding of our operating performance apart from non-cash and non-recurring items, which may not necessarily be indicative of current operating performance and that may not allow accurate period to period comparisons of our operating performance.
While RSO's calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and our FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs, RSO also believes that FFO and AFFO may provide us and our investors with an additional useful measure to compare our performance with some other REITs. Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income (loss) to FFO and AFFO for the periods presented (unaudited) (in thousands, except share and per share data):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss) allocable to common shares - GAAP	$(1,536)	$(31,011)	$8,137	$(21,609)
Adjustments:
(Gains) losses on sales of property (1)	(10)	(22)	(32)	—
FFO allocable to common shares	(1,546)	(31,033)	8,105	(21,609)
Adjustments:
Non-cash items:
Provision (recovery) for loan losses	1,277	38,117	1,420	41,741
Amortization of deferred costs (non real estate) and intangible assets	3,321	2,986	6,491	5,853
Amortization of discount on convertible senior notes	705	633	1,415	949
Acceleration of deferred debt issuance costs from sale of Northport loans	2,560	—	2,560	—
Equity investment (gains) losses	(933)	(350)	(2,344)	(402)
Share-based compensation	1,415	791	2,678	1,786
Impairment losses	—	—	—	59
Unrealized losses (gains) on CMBS marks - linked transactions (2)	—	—	—	(235)
Unrealized (gains) losses on trading portfolio	(183)	(155)	(118)	(1,319)
Unrealized (gains) losses on foreign exchange transactions	(80)	5,510	(246)	4,851
Unrealized (gains) losses on derivatives	(834)	—	(2,212)	1,075
Loss on resale of debt	—	171	—	1,071
Change in mortgage servicing rights valuation reserve	2,300	(800)	4,800	(250)
Change in residential loan warranty reserve	213	400	332	400
Dead deal costs	—	—	—	399
REIT tax planning adjustments	—	—	—	317
Cash items:
Gains (losses) on sale of property (1)	10	22	32	—
Gains (losses) on extinguishment of debt	6,303	3,765	6,303	6,645
AFFO allocable to common shares	$14,528	$20,057	$29,216	$41,331

Weighted average shares – diluted	30,410	32,852	30,724	32,833

AFFO per share – diluted	$0.48	$0.61	$0.95	$1.26

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

(2)	As the result of an accounting standards update adopted on January 1, 2015, RSO unlinked its previously linked transactions.

RSO has five reportable operating segments: Commercial Real Estate Lending, Commercial Finance, Middle Market Lending, Residential Mortgage Lending, and Corporate & Other. The reportable operating segments are business units that offer different products and services. The Commercial Real Estate Lending operating segment includes our activities and operations related to commercial real estate loans, commercial real estate-related securities, and investments in real estate. The Commercial Finance operating segment includes RSO's activities and operations related to bank loans, bank loan-related securities, and direct financing leases. The Middle Market Lending operating segment includes RSO's activities and operations related to the origination and purchase of middle market loans. The Residential Mortgage Lending operating segment includes RSO's activities and operations related to the origination and servicing of residential mortgage loans and the investment in residential mortgage-backed securities ("RMBS"). The Corporate & Other segment includes corporate level interest income, interest expense, inter-segment eliminations not allocable to any particular operating segment, and general and administrative expense. The following table presents a reconciliation of GAAP net income (loss) to AFFO for the three months ended June 30, 2016 presented by operating segment (in thousands, except per share data):

	Commercial Real Estate Lending	Commercial Finance	Middle Market Lending	Residential Mortgage Lending	Corporate & Other	Total
Net income (loss) allocable to common shares - GAAP	$17,004	$7,276	$(9,939)	$(1,255)	$(14,622)	$(1,536)
Adjustments:
(Gains) losses on sales of property (1)	(10)	—	—	—	—	(10)
FFO allocable to common shares	16,994	7,276	(9,939)	(1,255)	(14,622)	(1,546)
Adjustments to net income (loss) to reconcile AFFO:
Non-cash items:
Provision (recovery) for loan and lease losses	(68)	—	1,345	—	—	1,277
Amortization of deferred costs (non real estate) and intangible assets	1,379	327	233	1,345	37	3,321
Amortization of discount on convertible senior notes	—	—	—	—	705	705
Acceleration of deferred debt issuance costs from sale of Northport loans	—	—	2,560	—	—	2,560
Equity investment (gains) losses	—	(933)	—	—	—	(933)
Share-based compensation	—	—	—	63	1,352	1,415
Unrealized (gains) losses on trading portfolio	—	(183)	—	—	—	(183)
Unrealized (gains) losses on foreign exchange transactions	—	(80)	—	—	—	(80)
Unrealized (gains) losses on derivatives	—	—	198	(1,136)	104	(834)
Change in mortgage servicing rights valuation	—	—	—	2,300	—	2,300
Change in residential loan warranty reserve	—	—	—	213	—	213
Cash items:
Gains (losses) on sale of property(1)	10	—	—	—	—	10
Gains (losses) on extinguishment of debt	6,303	—	—	—	—	6,303
Total AFFO adjustments	7,624	(869)	4,336	2,785	2,198	16,074
AFFO allocable by segment	$24,618	$6,407	$(5,603)	$1,530	$(12,424)	$14,528

Weighted average shares – diluted	30,410	30,410	30,410	30,410	30,410	30,410

AFFO per share – diluted (by segment)	$0.81	$0.21	$(0.18)	$0.05	$(0.41)	$0.48
Contribution by percentage	91.34%	23.77%	(20.79)%	5.68%
Allocation	$0.44	$0.11	$(0.10)	$0.03

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF GENERAL AND ADMINISTRATIVE EXPENSES
(in thousands)
(unaudited)

The following table presents the allocation of general and administrative expenses between Corporate and Residential Mortgage Lending:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
General and administrative expenses:
Corporate	$4,200	$4,081	$8,186	$8,865
Residential Mortgage Lending	6,953	5,927	13,037	12,114
Total	$11,153	$10,008	$21,223	$20,979

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of the Company's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Six Months Ended June 30,	Year Ended December 31,	As of June 30,	As of June 30,	As of Initial Measurement Date
	2016	2015	2016 (1) (2)	2016 (3)
Apidos Cinco CDO (4)	$1,733	$6,336	$3,956	$20,860	$17,774
RREF CDO 2006-1(4) (9)	$1,394	$3,451	$—	$—	$24,941
RREF CDO 2007-1(4)	$1,001	$6,102	$15,250	$67,491	$26,032
RCC CRE Notes 2013	$2,217	$9,129	N/A	N/A	N/A
RCC 2014-CRE2 (5)	$6,894	$15,826	N/A	$50,660	$20,663
RCC 2015-CRE3 (6)	$5,954	$9,186	N/A	$26,092	$20,313
RCC 2015-CRE4 (7)	$6,024	$3,291	N/A	$9,397	$9,397
Moselle CLO S.A. (8)	$183	$29,099	N/A	N/A	N/A

(1)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(2)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of securitization notes senior to the Company's preference shares.

(3)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(4)	Apidos Cinco CDO, RREF CDO 2006-1, and RREF CDO 2007-1 were deconsolidated as a result of the new consolidation accounting guidance adopted effective January 1, 2016.

(5)
Resource Capital Corp. 2014-CRE2 has no reinvestment period; however, principal repayments, for a period which ended in July 2016, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(6)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period; however, principal repayments, for a period ending in February 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(7)
Resource Capital Corp. 2015-CRE4 closed on August 18, 2015; the first distribution was in September 2015. There is no reinvestment period; however, principal repayments, for a period ending in September 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture contains no interest coverage test provisions.

(8)
Moselle CLO S.A. was acquired on February 24, 2014 and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014 RSO began to liquidate Moselle CLO S.A. and, by January 2015, all of the assets were sold.

(9)
RREF CDO 2006-1 was liquidated on April 25, 2016 and, as a result, all $66.3 million of the remaining assets were returned to RSO in exchange for the Company's preference shares and equity notes in the securitization.

SCHEDULE IV

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (2)
(in thousands)
(unaudited)

As of June 30, 2016
Total stockholders' equity per GAAP (1)	$777,561
Preferred stock equity	(270,087)
Stockholders' equity allocable to common shares	507,474

Add:
Deconsolidation of RREF CDO 2006-1 (3) (4)	370
Deconsolidation of RREF CDO 2007-1 (3) (4)	9,492
Deconsolidation of Apidos Cinco CDO (3) (4)	3,953
Net unrealized losses - investment securities available-for-sale and derivatives (5)	700
Economic book value	$521,989
Shares outstanding	30,508,005
Economic book value per share	$17.11

(1)	Book value allocable to common shares is calculated as total stockholders' equity of $777.6 million less preferred stock equity of $270.1 million as of June 30, 2016.

(2)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share. This serves as an additional measure of RSO’s value because it facilitates evaluation of RSO without the effects of unrealized losses on investments and derivatives for which we expect to recover net realizable value at maturity, in excess of RSO’s value at risk. Unrealized losses that are in excess of RSO’s maximum value at risk and unrealized net discounts on loans and securities are added back to stockholders' equity in arriving at economic book value. Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RSO’s consolidated balance sheets, to help analyze RSO’s value to investors. Economic book value is defined in various ways throughout the REIT industry. Investors should consider these differences when comparing RSO’s economic book value to that of other REITs.

(3)
Effective January 1, 2016, RSO deconsolidated RREF CDO 2006-1, RREF CDO 2007-1 and Apidos Cinco CDO upon the adoption of new accounting guidance. RSO retains investment securities and preferred interests in the CDO vehicles, which RSO accounts for as investments securities, available-for-sale. The reduction to retained earnings of $16.9 million represents the effect of marking these investments to market as of the date of the required adoption and represents discounts to par due to illiquidity premiums and other market forces and RSO expects to recover these amounts over time as the investments approach their respective maturities. On April 25, 2016, RSO called RREF CDO 2006-1 and in exchange for RSO's equity notes and preference share, received the remaining collateral. RSO records the collateral of RREF CDO 2006-1 at fair market value. This resulted in RSO recording a gain on acquisition of $846,000 during the three months ended June 30, 2016 and there remains an unamortized discount of $370,000 as of June 30, 2016 on the original $1.5 million charge to retained earnings related to the valuation of RREF CDO 2006-1 as of January 1, 2016.

(4)
RSO will recognize the excess of all cash flows attributable to the beneficial interest estimated at the date of the required adoption over the fair value of the investment (the accretable yield) at January 1, 2016, as interest income over the life of the beneficial interest using the effective interest method. The cash flows are subject to changes in prepayment speeds and potential impairments of the underlying investments, which would have an impact on the net realizable value and future income. These assumptions are reviewed quarterly.

(5)
RSO adds back unrealized net accretion of securities that will be accreted into interest income over the lives of the securities using the effective interest method, adjusted for the effects of estimated prepayments. If the investment is purchased at a discount or at a premium, the effective interest is computed based on the contractual interest rate increased for the accretion of a purchase discount or decreased for the amortization of a purchase premium. The effective interest method requires RSO to make estimates of future prepayment rates for its investments that can be contractually prepaid before their contractual maturity date so that the purchase discount can be accreted, or the purchase premium can be amortized, over the estimated remaining life of the investment. The cash flows are subject to changes in prepayment speeds and potential impairments of the underlying investments, which would have an impact on the net realizable value and future income. These assumptions are reviewed quarterly.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	June 30, 2016	December 31, 2015
Allowance for loan losses:
Specific allowance:
Commercial real estate loans (1)	$—	$40,274
Bank loans (1)	—	1,282
Total specific allowance	—	41,556
General allowance:
Commercial real estate loans	1,425	1,565
Middle market loans	—	3,939
Residential mortgage loans	11	11
Total general allowance	1,436	5,515
Total allowance for loans	$1,436	$47,071
Allowance as a percentage of total loans	0.10%	2.1%

Loans held for sale: (2)
Bank loans	$—	$1,475
Middle market loans (3)	259,179	—
Residential mortgage loans	161,129	94,471
Total loans held for sale	$420,308	$95,946

(1)
As a result of the deconsolidation of RREF CDO 2006-1, RREF CDO 2007-1, and Apidos Cinco CDO on January 1, 2016, the loans in these CDO vehicles are no longer carried on our consolidated balance sheet.

(2)	Loans held for sale are presented at the lower of cost or fair value.

(3)	Middle market direct origination loans were moved to held for sale and are reflected at fair value. See Commercial Finance and Middle Market Loans section for further discussion.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of June 30, 2016 (based on carrying value):

Security type:
Whole loans	100.0%
Total	100.0%

Collateral type:
Multifamily	44.9%
Office	20.2%
Retail	20.7%
Hotel	14.2%
Total	100.0%

Collateral location:
Texas	27.7%
Southern California	14.8%
Northern California	11.1%
Georgia	8.7%
Florida	7.1%
North Carolina	5.8%
Colorado	3.6%
Nevada	3.0%
Pennsylvania	2.5%
Minnesota	2.2%
Maryland	2.2%
Other	11.3%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents middle market loan portfolio statistics by industry as of June 30, 2016 (based on carrying value):

Industry type:
Healthcare, Education, and Childcare	15.6%
Diversified/Conglomerate Service	14.7%
Hotels, Motels, Inns, and Gaming	10.6%
Telecommunications	9.1%
Home and Office Furnishings, Housewares, and Durable Consumer Products	7.5%
Beverage, Food and Tobacco	6.4%
Leisure, Amusement, Motion Pictures, Entertainment	5.8%
Insurance	5.3%
Personal Transportation	5.0%
Banking	4.2%
Personal, Food, and Miscellaneous Services	3.0%
Structure Finance Securities	3.0%
Finance	2.6%
Diversified/Conglomerate Manufacturing	2.3%
Buildings and Real Estate	2.2%
Cargo Transport	1.9%
Oil and Gas	0.8%
Total	100.0%